Exhibit 10.22
AFFILIATED COMPUTER SERVICES, INC.
CLASS A COMMON STOCK
NOTICE OF NONSTATUTORY STOCK OPTION GRANT
WITHIN THE FEDERAL REPUBLIC OF GERMANY
TO
[NAME OF OPTIONEE]

      You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) as follows:

Option Number	___

Date of Grant	___

Number of Shares	___

Option Price Per Share	$___

Term/Expiration Date	Earlier of 10 years from the Date of Grant or 90 days of termination of employment for any reason

Vesting Schedule	[60% as of the date that is three years after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter,] [20% as of the date that is one year after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter,] or earlier in certain events as expressly provided in the Stock Option Agreement and 2007 Equity Incentive Plan.

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2007 Equity Incentive Plan and the Stock Option Agreement attached hereto as Exhibit “A” and made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:
	TAS PANOS	[NAME OF OPTIONEE]
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT FOR FEDERAL REPUBLIC OF GERMANY
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Notice of Grant (as hereinafter defined) to which it is attached shall, along with the Plan (as hereafter defined), govern the terms of the Notice of Grant by and between Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), and the Optionee identified in the Notice of Grant (“Optionee”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services, Inc. 2007 Equity Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Non-Employee Directors, Employees and consultants of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company has selected Optionee to participate in the Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as a director, employee or consultant of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan (which Plan is attached hereto as Exhibit B and incorporated herein by reference), and the Notice of Nonstatutory Stock Option Grant dated as of the date of this Agreement (the “Notice of Grant”), an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, such grant to be effective as of the date of grant designated in the Notice of Grant (the “Award Date”). The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) and shall be exercisable in accordance with the exercise schedule set forth in the Notice of Grant (the “Exercise Schedule”).
     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows:
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of a share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 11 of the Plan, subject to the limitation contained in subsections (c), (d), and (d) of this Section 2(i).
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Notice of Grant.
               (e) Upon the Optionee’s termination of employment for any reason, the Option may be exercised only (i) with respect to the portion of the Option that was vested upon the Optionee’s termination of employment and (ii) for a period of 90 days after the Optionee’s termination of employment.
          (ii) Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail or facsimile to the Secretary of the Company. The written notice shall be accompanied by payment by the Optionee of the exercise price and by evidence satisfactory to the Company that such arrangements have been made as the Company may from time to time reasonably require to ensure that any income tax and social insurance contributions imposed upon the Optionee and required to be withheld, deposited, or otherwise accounted for by the Company (or the company employing the Optionee) will be reimbursed to the Company or to the company employing the Optionee. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by (i) the exercise price, (ii) any income tax and social insurance contributions imposed upon the Optionee and required to be withheld, deposited, or otherwise accounted for by the Company (or the company employing the Optionee), if any, or authorization for the Company (or its broker) to sell Shares to satisfy such duties, and (iii) an amount sufficient to satisfy Optionee’s social insurance contributions or authorization for the Company (or its broker) to sell Shares to satisfy such contributions. No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. If the Option is exercised in full, Optionee shall surrender this Agreement.
     3. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Company, in accordance with the terms and conditions of the Plan, including by check, promissory note or other Shares which (x) in the case of Shares acquired upon exercise of an Option, either have been owned by Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, or in any combination of cash and Shares having an aggregate Fair Market Value equal to such exercise
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

price. No Shares may be issued by the Company until Optionee makes full payment to the Company of (i) the applicable exercise price, (ii) any income tax and social insurance contributions imposed upon the Optionee and required to be withheld, deposited, or otherwise accounted for by the Company (or the company employing the Optionee), if any, or authorization for the Company (or its broker) to sell Shares to satisfy such duties, and (iii) an amount sufficient to satisfy Optionee’s social insurance contributions or authorization for the Company (or its broker) to sell Shares to satisfy such contributions. .
     4. Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Employment. In the event of termination of Optionee’s consulting relationship or status as an Employee with, or status as a Non-Employee Director of, the Company, subject to Sections 6 and 7 of this Agreement, the Option may be exercised only as, and within the time periods, provided in the Plan.
     6. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, according and subject to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent the Option was not vested at the date of death, the unvested portion of the Option shall automatically terminate.
     7. Termination for Cause. Notwithstanding Sections 5 and 6 of this Agreement, if Optionee’s consulting relationship or Continuous Status as an Employee or a Non-Employee Director is terminated by the Company for Cause, Optionee shall forfeit the Option in its entirety, whether vested or unvested. For purposes of this Section 7, an Optionee shall be deemed to have been terminated for Cause if the Optionee fails to satisfactorily perform his or her assigned duties or commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.
     8. Vesting of Option Upon Change of Control. If the Company undergoes a Change of Control, the Option, whether or not vested at such time, shall become fully and completely vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

     9. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Option and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
     10. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options granted to more than ten percent (10%) stockholders shall apply to the Option.
     11. U.S. Prospectus. The Optionee acknowledges receipt of a copy of the prospectus relating to the offering of securities registered with the U.S. Securities and Exchange Commission on Form S-8, which prospectus includes a German prospectus supplement and a brief summary as of the date of this Agreement of some of the tax consequences of exercise of the Option and the disposition of the Shares.
SUCH TAX SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
     12. Protection of Personal Data.
          (i) Collection, Use and Transfer of Personal Data. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company and the Optionee’s employer for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
          (ii) Holding of Personal Data. The Optionee understands that the Company and the Optionee’s employer may hold certain personal information about the Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          (iii) Transfer to Third Parties. Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Options may be deposited. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.
          (iv) Action by Optionee. Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands that refusal or withdrawal of consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.
     13. Acknowledgement of Nature of Award and Plan. The Optionee hereby acknowledges and agrees that:
          (i) Voluntary and Discretionary Establishment. The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
          (ii) Voluntary and Occasional Award. The Award of Options is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options even if Options have been awarded repeatedly in the past.
          (iii) Contract of Employment. The grant of the Option does not form any part of the Optionee’s entitlement to remuneration or benefits pursuant to his or her contract of employment, nor does the existence of a contract of employment between the Optionee and the Company or any Parent or Subsidiary give the Optionee any right or entitlement to have an Option granted to him or her in respect of any number of Shares or any expectation that an Option might be granted to him or her whether subject to any conditions or at all.
          (iv) Future Awards. All decisions with respect to future awards, if any, will be at the sole discretion of the Company.
          (v) Voluntary Participation. Participant’s participation in the Plan is voluntary.
          (vi) Award Does Not Constitute Compensation. Options are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Participant’s actual employer, and Options are outside the scope of Participant’s employment contract, if any.
          (vii) Award is Not Normal or Expected Compensation. The Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s actual employer.
          (viii) Future Value. The future value of the underlying shares is unknown and cannot be predicted with certainty.
          (ix) No Claim or Entitlement. No claim or entitlement to compensation or damages arises from termination of Options, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Options or shares received upon vesting of Options resulting from termination of the Participant’s employment by the Company or the companying employing the Optionee (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the company employing the Optionee from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.
          (x) Company or the Company Employing the Optionee Not Providing Advice. The Company and the company employing the Optionee are not providing any tax, legal or financial advice, nor making any recommendations regarding participation in the Plan or acquisition or sale of the underlying shares.
          (xi) Personal Advisor. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
     14. Miscellaneous Provisions.
          (i) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          (ii) Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
          (iii) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.
          (iv) Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the company employing the Optionee with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the company
Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)

employing the Optionee with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
          (v) Choice of Law and Venue. All disputes arising under or growing out of the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as provided in the Plan, without regard to such state’s conflicts of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Agreement is made and/or to be performed.
          (vi) Severability. If any one or more of the provisions (or any part thereof) of the Plan or this Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or this Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and this Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.
     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors upon any questions arising under the Plan.

Date:	OPTIONEE:

Affiliated Computer Services, Inc.
Stock Option Agreement (Germany)